[LETTERHEAD OF COMPOSITE TECHNOLOGY CORPORATION]


FOR IMMEDIATE RELEASE
                                                         Contact: James Carswell
                                                                    760-416-8628

          COMPOSITE TECHNOLOGY ANNOUNCES AGREEMENT WITH GENERAL CABLE

IRVINE,  CA, OCTOBER 4, 2004 - Composite  Technology  Corporation  (OTC Bulletin
Board: CPTC), a leading developer of high-performance composite core for electric transmission and distribution cables, today announced the execution of Manufacturing and Distribution Agreements between CTC Cable Corporation, a fully owned subsidiary, (CTC) and General Cable Industries, Inc., principal US operating subsidiary of General Cable Corporation (General Cable) (NYSE: BGC), a recognized leader in the utility cable market. Under the Manufacturing Agreement, General Cable has the right to exclusively manufacture finished ACCCTM cable utilizing the CTC proprietary composite core through 2007 for applications in the United States and Canada. Under the Distribution Agreement, General Cable has been granted a non-exclusive right to distribute and sell CTC's ACCC through 2007 for applications in the United States and Canada.

As a large player in the utility cable industry for over a century, General Cable's "Lean" manufacturing practices and engineering expertise complements the CTC leading-edge composite technology to provide a cost-effective cabling solution that significantly increases the capacity and reliability of cables used in the power grid. General Cable's dedication to the utility market is evident in the capital investment made into their manufacturing facilities and in its on-going investment into R&D and a world class product test facility. The agreements, which combine the unique strengths of both companies, will provide both utilities and their customers with the benefit of optimum transmission energy output.

Utilizing the utility cable industry standard specifications and manufacturing processes, General Cable will apply aluminum strand around CTC's composite core providing a finished ACCC conductor cable. General Cable, one of the world's largest cable manufacturers, is well positioned to meet anticipated customer demand generated by the acceptance of this next generation solution.

Under terms of the Distribution Agreement, General Cable is a non-exclusive distributor for CTC's ACCC cable for the U.S. and Canadian markets. General Cable has built an extensive sales and marketing infrastructure dedicated to the support of the utility market. In its century long experience supporting the utility market, General Cable has also developed the relationships with utility companies that will facilitate the commercialization of ACCC cable.

"General Cable prides itself on offering the best quality, technologically advanced products available to the utility industry. CTC offers the first truly innovative core technology that provides solutions to increase the power grid's capacity and reliability in a cost-effective way," said J. Michael Andrews, Senior Vice President and General Manager of General Cable. "The ACCC product offers our utility customers a viable option for reconductoring existing lines with little or no changes to towers or constructing new lines with less environmental impact."

"Last year's blackout in the Northeast brought the need to update the North American power grid to the forefront of public awareness," stated John Turcich, Vice President of Utility Sales for General Cable. "Our relationship with CTC allows us to offer its superior ACCC cable at a time when the market is on the verge of explosive growth."

"By establishing a joint marketing and distribution initiative with General Cable, a recognized leader in the utility cable market in North America and internationally, CTC expects to capitalize on General Cable's extensive relationships with leading utility customers to generate accelerated revenue growth and market penetration for our ACCC cable," said Benton Wilcoxon, Composite Technology Corporation Chairman and CEO.

ABOUT GENERAL CABLE

General Cable, headquartered in Highland Heights, Kentucky, is a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty and communications markets. The Company offers competitive strengths in such areas as breadth of product line, brand recognition, distribution and logistics, sales and service and operating efficiency. Energy cables include low-, medium- and high-voltage power distribution and power transmission products. The Industrial and Specialty segment is comprised of application-specific cables for uses such as electrical power generation (traditional fuels, alternative and renewable sources, and distributed generation), the oil, gas and petrochemical industries, mining, industrial automation, marine, military and aerospace applications, power applications in the telecommunications industry, and other key industrial segments. Communications wire and cable products transmit low-voltage signals for voice, data, video and control applications. Visit our website at www.GeneralCable.com.

Contact:                                                 Media Contact:
Paul Montgomery, VP, Finance and Investor Relations      Karen Ouellette
General Cable                                            General Cable
860-572-8684                                             860-465-8777

ABOUT CTC

Composite Technology Corporation, through its subsidiary CTC Cable Corporation, located in Irvine, California, produces high performance advanced composite core conductor cables for electric transmission and distribution lines. The proprietary new ACCC cable can transmit two times more power than comparably sized conventional cables in use today. ACCC can solve high-temperature line sag problems, can effect energy savings through less line losses, has reduced corona and electromagnetic fields, and can easily be retrofitted on existing towers to upgrade energy throughput in a grid system. ACCC cables allow transmission owners, utility companies, and power producers to easily replace transmission lines without modification to the towers using standard installation techniques and equipment, thereby avoiding the deployment of new towers and establishment of new rights-of-way that are costly, time consuming, controversial and may impact the environment. CTC has established strategic relationships with existing cable manufacturers to expand production and facilitate deployment to end users worldwide. See: www.compositetechcorp.com.

Contact:                          Media Contact:          Investor Relations:
James Carswell, Dir., Investor    James McCusker          Carl Hymans
Relations
Composite Technology Corp.        G. S. Schwartz & Co.    G. S. Schwartz & Co.
760-416-8628                      212-725-4500            212-725-4500


This press  release may contain  forward-looking  statements,  as defined in the
Securities Reform Act of 1995 (the "Reform Act"). The safe harbor for forward-looking statements provided to companies by the Reform Act does not apply to Composite Technology Corporation (Company). However, actual events or results may differ from the Company's expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, risks associated with international transactions, general economic conditions, availability of funds for capital expenditure by customers, availability of timely financing, cash flow, timely delivery by suppliers, or the Company's ability to manage growth. Other risk factors attributable to the Company's business segment may affect the actual results achieved by the Company and are included in the Company's Annual Report filed with the Commissioner on Form 10KSB for fiscal year ended September 30, 2003.

ACCC is a trademark of Composite Technology Corporation. Other company, product and service names may be trademarks or service marks of others.

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